Exhibit 99.1

Contact:	Lesley Ogrodnick
508-293-6961
lesley.ogrodnick@emc.com

EMC Reports First-Quarter 2013 Financial Results

Highlights:
●	Record first-quarter revenue, non-GAAP net income, non-GAAP EPS, operating cash flow and free cash flow
●	Year-over-year revenue growth across U.S. and major global geographies, with solid revenue growth from BRIC+13 markets
●	EMC reaffirms full-year 2013 business outlook for consolidated revenue and non-GAAP EPS

HOPKINTON, Mass. - April 24, 2013 - EMC Corporation (NYSE:EMC) today reported first-quarter 2013 financial results that were highlighted by first-quarter records for consolidated revenue, non-GAAP net income, non-GAAP EPS and operating and free cash flow.

First-quarter revenue was $5.39 billion, an increase of 6% compared with the year-ago quarter.  First-quarter GAAP net income attributable to EMC was $580 million and first-quarter GAAP earnings per weighted average diluted share were $0.26.  Non-GAAP1 net income attributable to EMC was $850 million, an increase of 4% compared with the year-ago quarter.  Non-GAAP1 earnings per weighted average diluted share were $0.39, an increase of 5% year over year.

During the first quarter, EMC increased operating cash flow and free cash flow2 on a year-over-year basis to $1.71 billion and $1.44 billion, respectively. First-quarter GAAP and non-GAAP gross margins grew on a year-over-year basis, and the company ended the quarter with $12 billion in cash and investments.

Joe Tucci, EMC Chairman and Chief Executive Officer, said, “EMC's solid first-quarter financial results speak to the strength of our execution and the soundness of our strategy that offers customers greater efficiency, control, choice and agility.  Our three federated businesses - EMC Information Infrastructure, VMware and Pivotal - are squarely focused on areas of IT that are expected to experience high growth over the next decade: cloud computing, Big Data and trusted IT. Each business is chartered to build its own technology and partner ecosystem necessary to succeed, while staying aligned to leverage one another's strengths and to create value for our customers and shareholders.  I am incredibly energized by the strength of our business model and the way we have positioned the company to lead this transformative era in information technology.”

David Goulden, EMC President and Chief Operating Officer, said, “EMC's focus on cloud computing, Big Data and trusted IT helped drive solid revenue, non-GAAP net income and non-GAAP EPS growth in the first quarter.  We believe EMC is extremely well-positioned to grow faster than the IT marketplace, produce leverage in the business and continue to innovate and evolve to capitalize on the opportunities ahead. Our first-quarter results are consistent with the full-year revenue and non-GAAP EPS outlook we provided in January, which remains unchanged. With continued steady execution, we expect that EMC will achieve our previously stated longer-term potential of more than $30 billion in revenue in 2016 with non-GAAP EPS growth outpacing revenue growth during this timeframe.”

First-Quarter Highlights

First-quarter revenue from EMC's Information Storage business grew 3% year over year. Highlights within this include: revenue from EMC's High-end Storage business3 increased 10% year over year, and revenue from EMC's Emerging Storage business4 increased 24% year over year. EMC's RSA Information Security business increased revenue 12% year over year, and EMC's Information Intelligence business returned to growth, increasing revenue 7% year over year.

EMC's VSPEX reference architecture solutions continued to gain momentum with rapid adoption and increasing popularity with customers and among partners who have sold just under 2,200 VSPEX solutions since their launch in April 2012. Demand for VCE's Vblock systems also showed strong year-over-year growth in the first quarter. Finally, EMC continued to expand its Service Provider Program with first-quarter revenue from service provider partners up over 40% year over year.

VMware (NYSE: VMW), the global leader in virtualization and cloud infrastructure, grew revenue 13% year over year. Visit http://ir.vmware.com for more information about VMware's first-quarter financial results.

In the first quarter, EMC and VMware announced that they would form a new company - Pivotal5 - which unites strategic technology, people and programs from EMC and VMware, including: Greenplum, Cloud Foundry, Spring, Cetas, Pivotal Labs, GemFire and other products from the VMware vFabric Suite. Pivotal's mission is to deliver the world's most powerful enterprise platform-as-a-service enabling customers to build a new class of applications, leveraging big and fast data, and do all of this with the power of cloud independence. Today, Pivotal will also announce that General Electric Company (GE) plans to make a strategic investment of approximately $105 million in the company, representing a 10% equity stake. The companies will also announce their intent to enter into a broad research and development and commercial agreement aimed at accelerating GE's ability to create new analytic services and solutions for its customers. Pivotal's press release with additional information will be available this morning at http://gopivotal.com/.

EMC's consolidated first-quarter revenue from the United States increased 8% year over year to $2.8 billion, representing 53% of consolidated first-quarter revenue.  Revenue from EMC's business operations outside of the United States increased 4% year over year to $2.6 billion and represented 47% of consolidated first-quarter revenue. Within this, on a year over year basis, revenue from EMC's Europe, Middle East and Africa region grew 1%, revenue from EMC's Asia Pacific and Japan region increased 4%, and revenue from EMC's Latin American region grew 27%.  Revenue from EMC's BRIC+13 markets increased 10% year over year.

Business Outlook

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not give effect to the potential impact of mergers, acquisitions, divestitures or business combinations that may be announced or closed after the date hereof. These statements supersede all prior statements made by EMC regarding 2013 financial results.

All dollar amounts and percentages set forth below should be considered to be approximations.

•	Consolidated revenues are expected to be $23.5 billion for 2013.

•
Consolidated GAAP operating income is expected to be 18.5% of revenues for 2013 and consolidated non-GAAP operating income is expected to be 25.5% of revenues for 2013. Excluded from consolidated non-GAAP operating income are stock-based compensation expense, intangible asset amortization, restructuring and acquisition-related charges and the amortization of VMware's capitalized software from prior periods which account for 4.3%, 1.6%, 1.0% and 0.1% of revenues, respectively.

•	Total consolidated GAAP and non-GAAP non-operating expense, which includes investment income, interest expense and other income and expense, is expected to be $280 million in 2013.

•
Consolidated GAAP net income attributable to EMC is expected to be $3.0 billion in 2013 and consolidated non-GAAP net income attributable to EMC is expected to be $4.1 billion in 2013. Excluded from consolidated non-GAAP net income attributable to EMC are stock-based compensation expense, intangible asset amortization, restructuring and acquisition-related charges, the amortization of VMware's capitalized software from prior periods and the benefit of the 2012 R&D tax credit which account for $700 million, $250 million, $160 million, $15 million and ($60 million), respectively.

•
Consolidated GAAP earnings per weighted average diluted share are expected to be $1.36 for 2013 and consolidated non-GAAP earnings per weighted average diluted share are expected to be $1.85 for 2013. Excluded from consolidated non-GAAP earnings per weighted average diluted share are stock-based compensation expense, intangible asset amortization, restructuring and acquisition-related charges, the amortization of VMware's capitalized software from prior periods and the benefit of the 2012 R&D tax credit which account for $0.32, $0.12, $0.07, $0.01 and ($0.03) per weighted average diluted share, respectively.

•
The consolidated GAAP income tax rate is expected to be 20.5% for 2013. Excluding the tax impact of stock-based compensation expense, intangible asset amortization, restructuring and acquisition-related charges, the amortization of VMware's capitalized software from prior periods, and the benefit of the 2012 R&D tax credit which collectively impact the tax rate by 3%, the consolidated non-GAAP income tax rate is expected to be 23.5% for 2013.

•
GAAP net income attributable to the non-controlling interest in VMware is expected to be $180 million and non-GAAP net income attributable to the non-controlling interest in VMware is expected to be $285 million for 2013. Excluded from non-GAAP net income attributable to the non-controlling interest in VMware are stock-based compensation expense, intangible asset amortization, restructuring and acquisition-related charges, the amortization of VMware's capitalized software from prior periods, and the benefit of the 2012 R&D tax credit which account for $78 million, $15 million, $14 million, $4 million and ($6 million), respectively. The incremental dilution attributable to the shares of VMware held by EMC is expected to be $10 million for 2013.

•
Consolidated net cash provided by operating activities is expected to be $6.8 billion for 2013 and free cash flow is expected to be $5.5 billion for 2013. Excluded from free cash flow are $900 million of additions to property, plant and equipment and $400 million of capitalized software development costs.

•	The weighted average outstanding diluted shares are expected to be 2.2 billion for 2013.

•	EMC expects to repurchase $1 billion of the company's common stock in 2013.

Supporting Resources

•	EMC will host its 2013 first-quarter earnings conference call today at 8:30 a.m. ET, which will be available via EMC's web site at http://www.emc.com/about/investor-relations/index.htm

•	Additional information regarding EMC's financials, as well as a webcast of the conference call, will be available at 8:30 a.m. ET at http://www.emc.com/about/investor-relations/index.htm

About EMC

EMC Corporation is a global leader in enabling businesses and service providers to transform their operations and deliver IT as a service. Fundamental to this transformation is cloud computing. Through innovative products and services, EMC accelerates the journey to cloud computing, helping IT departments to store, manage, protect and analyze their most valuable asset - information - in a more agile, trusted and cost-efficient way. Additional information about EMC can be found at www.EMC.com.

# # #

1Items excluded from the non-GAAP results for the first quarters of 2013 and 2012 are amounts relating to stock-based compensation expense, intangible asset amortization, restructuring and acquisition-related charges, and the amortization of VMware's capitalized software from prior periods. The benefit of the U.S. research and development tax credit for 2012 (the “2012 R&D Tax Credit”) is excluded in the non-GAAP results for the first quarter 2013. See attached schedules for GAAP to non-GAAP reconciliations.

2 Free cash flow is a non-GAAP financial measure which is defined as net cash provided by operating activities, less additions to property, plant and equipment and capitalized software development costs. See attached schedules for a reconciliation of net cash provided by operating activities to free cash flow for the three months ended March 31, 2013 and 2012.

3 EMC's High-end Storage business primarily includes product and maintenance revenues from EMC Symmetrix.

4 EMC's Emerging Storage business primarily includes product and maintenance revenues from EMC Isilon, EMC Atmos, EMC VPLEX, EMC RecoverPoint, ASD Suites and EMC vFlash and EMC XtremIO families.

5 GoPivotal, Inc. (Pivotal) was formed on April 1, 2013.

EMC, Atmos, EMC RecoverPoint, Isilon, RSA, Symmetrix, VPLEX, VSPEX, Vblock and XtremIO are either registered trademarks or trademarks of EMC Corporation in the United States and/or other countries. Cetas, Cloud Foundry, Gemfire, Greenplum, Pivotal, Pivotal Labs and Spring are registered trademarks or trademarks of GoPivotal, Inc. and VMware is a registered trademark or trademark of VMware, Inc. in the United States and/or other countries. All other trademarks used are the property of their respective owners.

Forward-Looking Statements

This release contains “forward-looking statements” as defined under the Federal Securities Laws. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in information technology spending; (iii) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (iv) competitive factors, including but not limited to pricing pressures and new product introductions; (v) component and product quality and availability; (vi) fluctuations in VMware, Inc.'s operating results and risks associated with trading of VMware stock; (vii) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (viii) risks associated with managing the growth of our business, including risks associated with acquisitions and investments and the challenges and costs of integration, restructuring and achieving anticipated synergies; (ix) the ability to attract and retain highly qualified employees; (x) insufficient, excess or obsolete inventory; (xi) fluctuating currency exchange rates; (xii) threats and other disruptions to our secure data centers or networks; (xiii) our ability to protect our proprietary technology; (xiv) war or acts of terrorism; and (xv) other one-time events and other important factors disclosed previously and from time to time in EMC's filings with the U.S. Securities and Exchange Commission. EMC disclaims any obligation to update any such forward-looking statements after the date of this release.

Use of Non-GAAP Financial Measures

This release, the accompanying schedules and the additional content that is available on EMC's website contain non-GAAP financial measures. These non-GAAP financial measures, which are used as measures of EMC's performance or liquidity, should be considered in addition to, not as a substitute for, measures of EMC's financial performance or liquidity prepared in accordance with GAAP. EMC's non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar terms used by other companies, and accordingly, care should be exercised in understanding how EMC defines its non-GAAP financial measures in this release.

Where specified in the accompanying schedules for various periods entitled "Reconciliation of GAAP to Non-GAAP", certain items noted on each such specific schedule (including, where noted, amounts relating to stock-based compensation expense, intangible asset amortization, restructuring and acquisition-related charges, the amortization of VMware's capitalized software from prior periods and the benefit of the 2012 R&D Tax Credit) are excluded from the non-GAAP financial measures.

EMC's management uses the non-GAAP financial measures in the accompanying schedules to gain an understanding of EMC's comparative operating performance (when comparing such results with previous periods or forecasts) and future prospects and excludes the above-listed items from, its internal financial statements for purposes of its internal budgets and each reporting segment's financial goals. These non-GAAP financial measures are used by EMC's management in their financial and operating decision-making because management believes they reflect EMC's ongoing business in a manner that allows meaningful period-to-period comparisons. EMC's management believes that these non-GAAP financial measures provide useful information to investors and others (a) in understanding and evaluating EMC's current operating performance and future prospects in the same manner as management does, if they so choose, and (b) in comparing in a consistent manner the Company's current financial results with the Company's past financial results.

This release also includes disclosures regarding free cash flow which is a non-GAAP financial measure. Free cash flow is defined as net cash provided by operating activities less additions to property, plant and equipment and capitalized software development costs. EMC uses free cash flow, among other measures, to evaluate the ability of its operations to generate cash that is available for purposes other than capital expenditures and capitalized software development costs. Management believes that information regarding free cash flow provides investors with an important perspective on the cash available to make strategic acquisitions and investments, repurchase shares, service debt and fund ongoing operations. As free cash flow is not a measure of liquidity calculated in accordance with GAAP, free cash flow should be considered in addition to, but not as a substitute for, the analysis provided in the statement of cash flows.

All of the foregoing non-GAAP financial measures have limitations. Specifically, the non-GAAP financial measures that exclude the items noted above do not include all items of income and expense that affect EMC's operations. Further, these non-GAAP financial measures are not prepared in accordance with GAAP, may not be comparable to non-GAAP financial measures used by other companies and do not reflect any benefit that such items may confer on EMC. Management compensates for these limitations by also considering EMC's financial results as determined in accordance with GAAP.

EMC CORPORATION
CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,	March 31,
	2013	2012
Revenues:
Product sales	$3,111,936	$3,068,857
Services	2,275,447	2,025,521
	5,387,383	5,094,378
Cost and expenses:
Cost of product sales	1,355,985	1,301,550
Cost of services	733,573	679,611
Research and development	675,564	587,817
Selling, general and administrative	1,713,954	1,650,197
Restructuring and acquisition-related charges	147,724	25,893
Operating income	760,583	849,310

Non-operating income (expense):
Investment income	33,163	29,452
Interest expense	(20,854)	(18,183)
Other income (expense), net	(81,878)	(43,690)
Total non-operating income (expense)	(69,569)	(32,421)
Income before provision for income taxes	691,014	816,889
Income tax provision	76,060	190,910
Net income	614,954	625,979
Less: Net income attributable to the non-controlling interest in VMware, Inc.	(34,904)	(39,137)
Net income attributable to EMC Corporation	$580,050	$586,842

Net income per weighted average share, basic attributable to EMC Corporation common shareholders	$0.28	$0.28

Net income per weighted average share, diluted attributable to EMC Corporation common shareholders	$0.26	$0.27

Weighted average shares, basic	2,102,368	2,067,828

Weighted average shares, diluted	2,189,410	2,201,933

EMC CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)
(unaudited)

	March 31,	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$5,304,305	$4,714,156
Short-term investments	1,223,463	1,421,710
Accounts and notes receivable, less allowance for doubtful accounts of $63,233 and $68,465	2,784,197	3,433,389
Inventories	1,180,011	1,201,020
Deferred income taxes	978,002	941,775
Other current assets	579,030	465,305
Total current assets	12,049,008	12,177,355
Long-term investments	5,480,292	5,259,862
Property, plant and equipment, net	3,170,167	3,144,548
Intangible assets, net	1,937,525	2,035,340
Goodwill	13,993,912	13,839,700
Other assets, net	1,603,353	1,611,880
Total assets	$38,234,257	$38,068,685

LIABILITIES & SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$939,295	$1,040,664
Accrued expenses	2,397,825	2,522,059
Income taxes payable	59,167	514,302
Convertible debt	1,653,394	1,652,442
Deferred revenue	4,905,977	4,574,529
Total current liabilities	9,955,658	10,303,996
Income taxes payable	306,424	293,105
Deferred revenue	3,201,093	2,976,328
Deferred income taxes	548,970	574,846
Other liabilities	341,531	338,915
Total liabilities	14,353,676	14,487,190

Convertible debt	41,615	57,704

Commitments and contingencies
Shareholders' equity:
Preferred stock, par value $0.01; authorized 25,000 shares; none outstanding	—	—
Common stock, par value $0.01; authorized 6,000,000 shares; issued and outstanding 2,100,840 and 2,106,959 shares	21,009	21,070
Additional paid-in capital	3,448,386	3,691,112
Retained earnings	19,433,284	18,853,234
Accumulated other comprehensive loss, net	(241,971)	(208,273)
Total EMC Corporation's shareholders' equity	22,660,708	22,357,143
Non-controlling interest in VMware, Inc.	1,178,258	1,166,648
Total shareholders' equity	23,838,966	23,523,791
Total liabilities and shareholders' equity	$38,234,257	$38,068,685

EMC CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended
	March 31,	March 31,
	2013	2012
Cash flows from operating activities:
Cash received from customers	$6,615,763	$6,023,588
Cash paid to suppliers and employees	(4,404,823)	(4,114,849)
Dividends and interest received	39,080	18,483
Interest paid	(1,149)	(1,342)
Income taxes paid	(536,075)	(237,692)
Net cash provided by operating activities	1,712,796	1,688,188

Cash flows from investing activities:
Additions to property, plant and equipment	(165,356)	(153,631)
Capitalized software development costs	(105,792)	(105,848)
Purchases of short- and long-term available-for-sale securities	(1,819,390)	(1,585,822)
Sales of short- and long-term available-for-sale securities	1,414,234	1,439,393
Maturities of short- and long-term available-for-sale securities	387,525	273,982
Business acquisitions, net of cash acquired	(184,040)	(102,105)
Purchases of strategic and other related investments	(35,203)	(3,864)
Sales of strategic and other related investments	—	16,950
Joint venture funding	(94,737)	—
Net cash used in investing activities	(602,759)	(220,945)

Cash flows from financing activities:
Proceeds from the issuance of EMC's common stock	42,371	180,189
Proceeds from the issuance of VMware's common stock	67,889	111,041
EMC repurchase of EMC's common stock	(323,458)	—
EMC purchase of VMware's common stock	(124,579)	(39,993)
VMware repurchase of VMware's common stock	(181,961)	—
Excess tax benefits from stock-based compensation	33,048	106,024
Proceeds (payments) of short- and long-term obligations, net	(5,658)	2,387
Payment of convertible debt	—	(1,699,816)
Net cash used in financing activities	(492,348)	(1,340,168)

Effect of exchange rate changes on cash and cash equivalents	(27,540)	11,050

Net increase in cash and cash equivalents	590,149	138,125
Cash and cash equivalents at beginning of period	4,714,156	4,491,604
Cash and cash equivalents at end of period	$5,304,305	$4,629,729

Reconciliation of net income to net cash provided by operating activities:
Net income	$614,954	$625,979
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	391,191	367,453
Non-cash interest expense on convertible debt	12,245	9,323
Non-cash restructuring and other special charges	6,662	4,477
Stock-based compensation expense	235,952	200,572
Provision for doubtful accounts	(7,913)	9,472
Deferred income taxes, net	(61,662)	(52,320)
Excess tax benefits from stock-based compensation	(33,048)	(106,024)
Other, net	5,844	(8,987)
Changes in assets and liabilities, net of acquisitions:
Accounts and notes receivable	653,858	299,977

Inventories	(46,022)	(96,249)
Other assets	52,764	(19,580)
Accounts payable	(109,913)	(28,686)
Accrued expenses	(194,527)	(151,721)
Income taxes payable	(392,640)	5,538
Deferred revenue	582,435	619,761
Other liabilities	2,616	9,203
Net cash provided by operating activities	$1,712,796	$1,688,188

Reconciliation of GAAP to Non-GAAP*
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
		Diluted		Diluted
	March 31,	Earnings	March 31,	Earnings
	2013	Per Share	2012	Per Share
Net Income Attributable to EMC GAAP	$580,050	$0.264	$586,842	$0.265
Stock-based compensation expense	157,437	0.072	144,659	0.066
Intangible asset amortization	61,959	0.028	56,544	0.026
Restructuring and acquisition-related charges	103,549	0.047	19,827	0.009
Amortization of VMware's capitalized software from prior periods	6,755	0.003	10,098	0.005
R&D tax credit	(60,145)	(0.027)	—	—
Net Income Attributable to EMC Non-GAAP	$849,605	$0.387	$817,970	$0.370

Weighted average shares, diluted		2,189,410		2,201,933
Incremental VMware dilution		$1,485		$2,891

*
Net of tax and non-controlling interest in VMware, Inc., except Weighted average shares, diluted. See Income Tax Provision and Net Income Attributable to VMware lines in Supplemental Information schedules.

Note: Schedule may not add due to rounding.

Reconciliation of GAAP to Non-GAAP
(in thousands)
(unaudited)

	Three Months Ended
	March 31,	March 31,
	2013	2012
Gross Margin GAAP	$3,297,825	$3,113,217
Stock-based compensation expense	29,782	30,796
Intangible asset amortization	57,649	44,365
Amortization of VMware's capitalized software from prior periods	12,511	18,600
Gross Margin Non-GAAP	$3,397,767	$3,206,978

Revenues	$5,387,383	$5,094,378

Gross Margin Percentages:
GAAP	61.2%	61.1%
Non-GAAP	63.1%	63.0%

	Three Months Ended
	March 31,	March 31,
	2013	2012
Operating Margin GAAP	$760,583	$849,310
Stock-based compensation expense	234,323	204,710
Intangible asset amortization	96,900	85,555
Restructuring and acquisition-related charges	147,724	25,893
Amortization of VMware's capitalized software from prior periods	12,511	18,600
Operating Margin Non-GAAP	$1,252,041	$1,184,068

Revenues	$5,387,383	$5,094,378

Operating Margin Percentages:
GAAP	14.1%	16.7%
Non-GAAP	23.2%	23.2%

Reconciliation of GAAP to Non-GAAP
(in thousands)
(unaudited)

	Three Months Ended March 31, 2013
	Income Before	Tax	Tax
	Tax	Provision	Rate
EMC Consolidated GAAP	$691,014	$76,060	11.0%
Stock-based compensation expense	234,671	58,687	25.0%
Intangible asset amortization	96,900	30,739	31.7%
Restructuring and acquisition-related charges	147,724	34,824	23.6%
Amortization of VMware's capitalized software from prior periods	12,511	4,056	32.4%
R&D tax credit	—	66,500	—%
EMC Consolidated Non-GAAP	$1,182,820	$270,866	22.9%

	Three Months Ended
	March 31,	March 31,
	2013	2012
Cash Flow from Operations	$1,712,796	$1,688,188
Capital expenditures	(165,356)	(153,631)
Capitalized software development costs	(105,792)	(105,848)
Free Cash Flow	$1,441,648	$1,428,709

Supplemental Information
For the Three Months Ended March 31, 2013
(in thousands)
(unaudited)

	Stock-Based Compensation Expense	Intangible Asset Amortization	Restructuring and Acquisition-Related Charges	Amortization of VMware's Capitalized Software from Prior Periods	R&D Tax Credit
EMC Consolidated
Cost of revenue	$(29,782)	$(57,649)	$—	$(12,511)	$—
Research and development	(90,446)	(2,118)	—	—	—
Selling, general and administrative	(114,095)	(37,133)	—	—	—
Restructuring and acquisition-related charges	—	—	(147,724)	—	—
Non-operating (income) expense	348	—	—	—	—
Income tax provision	58,687	30,739	34,824	4,056	66,500
Net income attributable to VMware	(18,547)	(4,202)	(9,351)	(1,700)	6,355

EMC Information Infrastructure
Cost of revenue	$(20,056)	$(33,338)	$—	$—	$—
Research and development	(28,091)	(1,124)	—	—	—
Selling, general and administrative	(64,034)	(34,553)	—	—	—
Restructuring and acquisition-related charges	—	—	(83,514)	—	—
Non-operating (income) expense	348	—	—	—	—
Income tax provision	28,774	23,748	17,116	—	34,900
Net income attributable to VMware	—	—	—	—	—

VMware within EMC
Cost of revenue	$(9,726)	$(24,311)	$—	$(12,511)	$—
Research and development	(62,355)	(994)	—	—	—
Selling, general and administrative	(50,061)	(2,580)	—	—	—
Restructuring and acquisition-related charges	—	—	(64,210)	—	—
Non-operating (income) expense	—	—	—	—	—
Income tax provision	29,913	6,991	17,708	4,056	31,600
Net income attributable to VMware	(18,547)	(4,202)	(9,351)	(1,700)	6,355

Supplemental Information
For the Three Months Ended March 31, 2012
(in thousands)
(unaudited)

	Stock-Based Compensation Expense	Intangible Asset Amortization	Restructuring and Acquisition-Related Charges	Amortization of VMware's Capitalized Software from Prior Periods
EMC Consolidated
Cost of revenue	$(30,796)	$(44,365)	$—	$(18,600)
Research and development	(67,718)	(2,437)	—	—
Selling, general and administrative	(106,196)	(38,753)	—	—
Restructuring and acquisition-related charges	—	—	(25,893)	—
Non-operating (income) expense	1,719	—	—	—
Income tax provision	47,580	26,353	6,058	5,907
Net income attributable to VMware	(14,190)	(2,658)	(8)	(2,595)

EMC Information Infrastructure
Cost of revenue	$(21,299)	$(30,674)	$—	$—
Research and development	(28,342)	(1,686)	—	—
Selling, general and administrative	(70,026)	(35,821)	—	—
Restructuring and acquisition-related charges	—	—	(25,854)	—
Non-operating (income) expense	1,719	—	—	—
Income tax provision	31,949	21,982	6,058	—
Net income attributable to VMware	—	—	—	—

VMware within EMC
Cost of revenue	$(9,497)	$(13,691)	$—	$(18,600)
Research and development	(39,376)	(751)	—	—
Selling, general and administrative	(36,170)	(2,932)	—	—
Restructuring and acquisition-related charges	—	—	(39)	—
Non-operating (income) expense	—	—	—	—
Income tax provision	15,631	4,371	—	5,907
Net income attributable to VMware	(14,190)	(2,658)	(8)	(2,595)

Supplemental Information
For the Three Months Ended March 31, 2013
(in thousands)
(unaudited)

	VMware Standalone GAAP	GAAP Adjustments and Eliminations	VMware within EMC GAAP
Revenue	$1,191,466	$(3,412)	$1,188,054
Cost of revenue	181,940	(869)	181,071
Gross margin	1,009,526	(2,543)	1,006,983
Research and development	270,558	(1,702)	268,856
Selling, general and administrative	515,884	(3,011)	512,873
Restructuring and acquisition-related charges	62,882	1,328	64,210
Operating income	160,202	842	161,044
Non-operating income (expense)	3,881	(198)	3,683
Income before taxes	164,083	644	164,727
Income tax provision	(9,486)	(612)	(10,098)
Net income	$173,569	1,256	174,825
Net income attributable to VMware		(34,904)	(34,904)
Net income attributable to EMC		$(33,648)	$139,921

Supplemental Information
For the Three Months Ended March 31, 2012
(in thousands)
(unaudited)

	VMware Standalone GAAP	GAAP Adjustments and Eliminations	VMware within EMC GAAP
Revenue	$1,055,182	$(1,781)	$1,053,401
Cost of revenue	170,915	(942)	169,973
Gross margin	884,267	(839)	883,428
Research and development	222,390	(3,598)	218,792
Selling, general and administrative	444,712	(1,017)	443,695
Restructuring and acquisition-related charges	—	39	39
Operating income	217,165	3,737	220,902
Non-operating income (expense)	6,741	560	7,301
Income before taxes	223,906	4,297	228,203
Income tax provision	32,470	4,590	37,060
Net income	$191,436	(293)	191,143
Net income attributable to VMware		(39,137)	(39,137)
Net income attributable to EMC		$(39,430)	$152,006

Supplemental Information
(in thousands)
(unaudited)

	Q1 2012	Q2 2012	Q3 2012	Q4 2012	FY 2012	Q1 2013
Information Storage:
Product Revenue	$2,454,735	$2,512,914	$2,438,665	$2,956,473	$10,362,787	$2,481,026
Services Revenue	1,234,172	1,304,311	1,324,110	1,363,995	5,226,588	1,330,079
Total Information Storage Revenue	$3,688,907	$3,817,225	$3,762,775	$4,320,468	$15,589,375	$3,811,105

Information Intelligence Group:
Product Revenue	$36,062	$45,497	$49,881	$69,390	$200,830	$43,610
Services Revenue	109,491	107,276	108,117	114,467	439,351	112,306
Total Information Intelligence Group Revenue	$145,553	$152,773	$157,998	$183,857	$640,181	$155,916

RSA Information Security:
Product Revenue	$96,489	$103,458	$106,020	$106,312	$412,279	$99,736
Services Revenue	110,028	117,312	120,918	128,208	476,466	132,572
Total RSA Information Security Revenue	$206,517	$220,770	$226,938	$234,520	$888,745	$232,308

EMC Information Infrastructure:
Product Revenue	$2,587,286	$2,661,869	$2,594,566	$3,132,175	$10,975,896	$2,624,372
Services Revenue	1,453,691	1,528,899	1,553,145	1,606,670	6,142,405	1,574,957
Total EMC Information Infrastructure Revenue	$4,040,977	$4,190,768	$4,147,711	$4,738,845	$17,118,301	$4,199,329

VMware:
Product Revenue	$481,571	$516,868	$489,875	$596,313	$2,084,627	$487,564
Services Revenue	571,830	603,757	640,590	694,797	2,510,974	700,490
Total VMware Revenue	$1,053,401	$1,120,625	$1,130,465	$1,291,110	$4,595,601	$1,188,054

Consolidated Revenues:
Product Revenue	$3,068,857	$3,178,737	$3,084,441	$3,728,488	$13,060,523	$3,111,936
Services Revenue	2,025,521	2,132,656	2,193,735	2,301,467	8,653,379	2,275,447
Total Consolidated Revenues	$5,094,378	$5,311,393	$5,278,176	$6,029,955	$21,713,902	$5,387,383

Percentage impact to EMC revenue growth rate due to changes in exchange rates from the prior year	(0.5)%	(2.1)%	(1.5)%	(0.5)%	(1.1)%	(0.5)%